Exhibit 99.1

Tower Group, Inc. to Acquire CastlePoint Holdings, Ltd.
NEW YORK — August 5, 2008 — Tower Group, Inc. (“Tower”; NASDAQ: TWGP) and CastlePoint Holdings, Ltd. (“CastlePoint”; NASDAQ: CPHL) have announced today that they have entered into a definitive agreement for the acquisition of CastlePoint by Tower in a transaction valued at approximately $490 million. Under the terms of that agreement, based on yesterday’s closing stock price for Tower of $23.09, CastlePoint shareholders would receive a combination of Tower common stock and cash equal to $12.68 per CastlePoint share. The transaction is taxable to the shareholders of CastlePoint under U.S. federal income tax laws and whether or not a particular U.S. shareholder will recognize a gain will depend on that shareholder’s tax basis in its CastlePoint shares. Following the acquisition, Tower will continue to trade on NASDAQ under Tower’s existing ticker symbol TWGP and CastlePoint will be delisted.
Strategic Rationale for Transaction:
•	Financially compelling to Tower and CastlePoint shareholders.
o	After the transaction, Tower’s 2009 Diluted EPS is projected to be in a range between $3.20 and $3.40.

o	Tower’s Pro Forma Book Value per Share at December 31, 2008 is projected to increase to a range of $18.45 to $18.65, representing 21% accretion at the midpoint when compared to book value without the transaction.

o	CastlePoint is valued in the transaction at a 1.16 times CastlePoint’s book value at March 31, 2008 and a 42.8% premium to CastlePoint’s closing price yesterday.
•	Increases financial strength and flexibility to support growth (Pro forma projections for the year ending or as of December 31, 2009).
o	Combined Gross Premiums Written projected to be in a range of $1.1 to $1.2 billion.

o	Increases stockholders’ equity to approximately $865 million at year-end 2009 from Tower’s projected $357 million without the transaction at year-end 2008.

o	Increased capitalization provides significant long term capacity to support projected premium writings.
•	Expands and diversifies sources of revenue.

•	Streamlines corporate governance, reduces overall expenses and enhances operating efficiency.
Under the terms of the agreement, CastlePoint shareholders (other than Tower) will receive 0.47 shares of Tower common stock and cash consideration of $1.83 for each share of CastlePoint common stock. The exchange ratio is subject to adjustment based on Tower’s volume weighted average price per share during a 15 day trading window prior to closing, and will be fixed at 0.47 if the average price of Tower stock during such period is equal to or greater than $20.00 and equal to or less than $26.00. If the average stock price during such period is greater than $26.00, the exchange ratio will be adjusted downward to provide CastlePoint shareholders with a fixed value per share of $14.05 (including $1.83 of cash per share). If the average stock price during such period is less than $20.00 but equal to or more than $17.50, the exchange ratio will be adjusted upward to provide CastlePoint shareholders with a fixed value per share of $11.23 (including $1.83 of cash per share). However, if Tower’s average stock price during such period falls below $17.50, the exchange ratio will be fixed at 0.5371, and CastlePoint will have the right, for a limited period, to terminate the agreement, unless Tower elects to add Tower shares or cash to provide CastlePoint shareholders with a value per share of $11.23 (including the amount in cash per share).
The acquisition is not expected to require any external financing.
The terms of the agreement were negotiated and unanimously approved by the special committees of the boards of Tower and CastlePoint, upon the advice of their respective independent advisers. Each special committee consists solely of independent directors. The boards of directors of Tower and CastlePoint have also approved the agreement and transaction and recommended the agreement and transaction to their respective shareholders.
The transaction is expected to close in December 2008, subject to customary closing conditions, including the approval by Tower and CastlePoint shareholders, as well as certain regulatory approvals.
Tower currently owns approximately 6.7% of the common shares of CastlePoint and intends to vote all of its shares in favor of the transaction. In addition, pursuant to voting agreements with Tower and CastlePoint, Michael H. Lee, the CEO and Chairman of the Board of each of Tower and CastlePoint, has agreed to vote all of his shares of Tower and CastlePoint in favor of the transaction.
After this transaction, Tower and CastlePoint expect to continue conducting business at the same business locations by utilizing their respective business platforms and corporate names. However, this transaction will result in CastlePoint being a controlled foreign corporation subject to U.S. taxation. Tower will continue to focus on underwriting its brokerage business through retail and wholesale agents and CastlePoint will continue to provide its programs, risk sharing and reinsurance solutions to its program underwriting and insurance company clients. In addition, CastlePoint’s three independent board members will join Tower’s Board to comprise 7 independent and 2 executive members. Michael H. Lee will remain the Chairman & CEO of the combined organization and CastlePoint’s senior management team will be combined with Tower’s senior management team.
Michael H. Lee, who is currently serving as Chairman and CEO of both Tower and CastlePoint stated, “The combination of the two companies significantly strengthens our balance sheet and provides us with the ability to access and utilize CastlePoint’s capital more efficiently and simplify our corporate structure. In contrast to the market conditions at the time of CastlePoint’s formation in April 2006, changes in the reinsurance market that now benefit primary companies provide Tower with the opportunity to shift its quota share reinsurance program currently placed with CastlePoint to other reinsurers on more favorable terms and conditions. By doing so, Tower can significantly increase its own capital base and access additional underwriting capacity from other reinsurers to support Tower’s growth opportunities in higher margin segments, especially through strategic acquisitions. By combining with CastlePoint, Tower also will be able to continue to expand and further diversify its business platform through CastlePoint’s program and reinsurance businesses. In addition, this transaction will allow both companies to streamline corporate governance, realize cost savings and generate greater efficiency by operating as one public company.”
Special Committees formed for each company
Both Tower and CastlePoint formed special committees consisting solely of independent directors to evaluate and negotiate the terms of a strategic combination between the two companies. Tower’s special committee retained Lazard Frères & Co. LLC as its independent financial advisor and Debevoise & Plimpton LLP as its independent legal advisor. CastlePoint’s special committee retained Goldman, Sachs & Co. as its independent financial advisor and Sullivan & Cromwell LLP as its independent legal advisor.
Additional Highlights and Disclosures:
Tower 2008 and 2009 Guidance
Tower expects second quarter 2008 diluted earnings per share and net income, excluding realized investment gains and losses, to be $0.66 and $15.4 million, respectively. In addition, Tower has announced that it will take an other than temporary impairment charge, net of tax, of approximately $5.4 million or $0.23 per share on certain securities for the quarter ended June 30, 2008. For the full year 2008, Tower projects diluted earnings per share to be in the range between $2.90 and $3.00, excluding realized investment gains and losses. Tower also projects year-end 2008 book value per share to increase by 39% at the midpoint to a range of $18.45 to $18.65 on a pro forma basis from $13.34 at year-end 2007.
For 2009, including the effects of the CastlePoint transaction, Tower projects diluted earnings per share, excluding realized investment gains and losses, to be in a range between $3.20 and $3.40 per diluted share. Combined Gross Premiums Written is projected to be in a range between $1.1 to $1.2 billion for 2009 and stockholders’ equity is expected to increase to approximately $865 million at year-end 2009.
CastlePoint 2008 Guidance
In the second quarter, CastlePoint expects approximately $13.2 million of operating income and $0.35 per diluted share. In addition, CastlePoint has announced that it will take realized and unrealized gains and losses included in net income and other than temporary impairment charges of approximately $2.9 million, net of tax, or $0.08 per diluted share for the quarter ended June 30, 2008. In addition, in view of the combination of the two organizations, CastlePoint is withdrawing its earnings guidance for the remainder of 2008 and has cancelled its investor call scheduled for August 7, 2008.
Note on CastlePoint’s Non-GAAP Financial Measures: Operating income excludes net realized gains (losses) and unrealized gains (losses) included in net investment income. Operating income, operating earnings per share, and operating return on average equity are common performance measurements for property and casualty insurance companies. CastlePoint believes this presentation enhances the understanding of its results of operations by highlighting the underlying profitability of our insurance business.
Investor Call and Presentation
Tower and CastlePoint will jointly host a conference call today at 10:00 A.M. (Eastern Time) to discuss the transaction. The Call-in number is: 877-545-1407; international 719-325-4855. This conference call will also be broadcast live over the Internet. To access the presentation and a listen-only webcast over the Internet, please visit the Investor Information section of Tower’s website, www.twrgrp.com, CastlePoint’ website, www.castlepoint.bm, or use these links:
http://investor.twrgrp.com/events.cfm
or
http://ir.castlepoint.bm/events.cfm
Please access the website at least 15 minutes prior to the call to register and to download any necessary audio software. If you are unable to participate during the live conference call, a listen-only webcast will be archived in the Investor Information section of both companies’ websites.
About Tower
Tower offers property and casualty insurance products and services through its operating subsidiaries. Its insurance company subsidiaries offer insurance products to individuals and small to medium-sized businesses. Tower’s insurance services subsidiaries provide underwriting, claims and reinsurance brokerage services to other insurance companies.
About CastlePoint
CastlePoint, a Bermuda-based holding company, through its subsidiaries, CastlePoint Reinsurance Company, CastlePoint Management Corp., and CastlePoint Insurance Company, provides property and casualty insurance and reinsurance business solutions, products and services to small insurance companies and program underwriting agents in the United States.
Cautionary Note Regarding Forward-Looking Statements
The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This press release or any other written or oral statements made by or on behalf of CastlePoint and Tower Group, Inc. may include forward-looking statements that reflect CastlePoint’s and Tower’s current views with respect to future events and financial performance.

All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as “may,” “will,” “plan,” “expect,” “project,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause the actual results of CastlePoint, Tower, and the combined company to differ materially from those indicated in these statements. The following factors, among others, could cause or contribute to such material differences: the ability to obtain governmental approvals or rulings on or regarding the transaction on the proposed terms and schedule; the failure of the shareholders of CastlePoint or the stockholders of Tower to approve the amalgamation; the failure to satisfy the closing conditions to the transaction; the risk that the businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; the risk that the revenue opportunities, cost savings and other anticipated synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the amalgamation making it difficult to maintain relationships with customers, employees, brokers and managing general agents; the risk that the U.S. or Bermuda tax authorities may view the tax treatment of merger and/or the other transactions contemplated by the merger agreement differently from CastlePoint and Tower’s tax advisors; costs relating to the transaction; ineffectiveness or obsolescence of the business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than the underwriting, reserving or investment practices of CastlePoint or Tower anticipate based on historical experience or industry data; the ability to obtain necessary governmental licenses; the ability to hire and retain executive officers and other key personnel; the effects of acts of terrorism or war; developments in the world’s financial and capital markets that adversely affect the performance of CastlePoint and Tower ‘s investments; changes in regulations or laws applicable to CastlePoint, Tower and their respective subsidiaries, brokers or customers, including tax laws in Bermuda and the United States; acceptance of products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of CastlePoint’s or Tower’s reinsurers to pay claims timely or at all; decreased demand for CastlePoint or Tower’s insurance or reinsurance products; the effects of mergers, acquisitions and divestitures in the insurance and reinsurance sectors; changes in rating agency policies or practices; changes in legal theories of liability under CastlePoint and Tower’s insurance policies or the policies that it reinsures; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and neither CastlePoint nor Tower undertake any obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Additional Information
The proposed acquisition will be submitted to shareholders of Tower and CastlePoint for their consideration. Shareholders are urged to read the joint proxy statement/prospectus regarding the proposed acquisition when it becomes available because it will contain important information. Shareholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Tower and CastlePoint, without charge, at the Securities Exchange Commission’s Internet site (www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the Securities and Exchange Commission that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by accessing the companies’ websites:
http://www.twrgrp.com/ or http://www.castlepoint.bm/
Tower and CastlePoint, their respective directors and executive officers and other persons may be deemed to be participants in the solicitations of proxies from the shareholders of Tower and/or CastlePoint in respect of the proposed acquisition. Information regarding Tower’s directors and executive officers is available in its proxy statement filed with the Securities and Exchange Commission by Tower on April 11, 2008, and information regarding CastlePoint’s directors and executive officers is available in it proxy statement filed with the Securities and Exchange Commission by CastlePoint on April 29, 2008. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus when it becomes available.
This press release shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. No offering of securities shall be made except by means of a joint proxy statement/prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
For more information visit Tower’s website at
http://www.twrgrp.com/.
or CastlePoint’s website at:
http://www.castlepoint.bm/
Contact Information:
Thomas Song
Managing Vice President
Tower Group, Inc.
212-655-4789
tsong@twrgrp.com
Joel S. Weiner
Senior Vice President and Chief Financial Officer
CastlePoint Holdings, Ltd.
441-294-6400
info@castlepoint.bm